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                                                                      EXHIBIT 11


                       INDUSTRIAL DISTRIBUTION GROUP, INC.

                        COMPUTATION OF EARNINGS PER SHARE

    FOR THE THREE MONTHS AND SIX MONTHS PERIODS ENDED JUNE 30, 1998 AND 1997

                      (In Thousands, Except Per Share Data)

                                   (Unaudited)



                                                     Three Months Ended     Six Months Ended
                                                         March 31,              June 30,
                                                      -----------------     -----------------
                                                       1998       1997       1998       1997
                                                      ------     ------     ------     ------
Net income                                            $1,700     $  523     $3,076     $  705
                                                      ======     ======     ======     ======
     Weighted average common
         shares outstanding                            8,200      1,498      8,052      1,495

     Add - Dilutive effect of outstanding options
         (as determined by the application of the
         treasury stock method)                           59          0         58          0
                                                      ------     ------     ------     ------
     Weighted average common and
         common equivalent
         shares outstanding                            8,259      1,498      8,110      1,495
                                                      ======     ======     ======     ======

Primary earnings per share:                           $  .21     $  .35     $  .38     $  .47
                                                      ======     ======     ======     ======

Diluted earnings per share:                           $  .21     $  .35     $  .38     $  .47
                                                      ======     ======     ======     ======



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